EXHIBIT 10.1

AMENDMENT NO. 1 TO THE
WASHINGTON TRUST BANCORP, INC.
2022 LONG TERM INCENTIVE PLAN

WHEREAS, Washington Trust Bancorp, Inc. (the “Corporation”) maintains the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (the “Equity Plan”), which was previously adopted by the Board of Directors of the Corporation (the “Board”) and approved by the shareholders of the Corporation; and

WHEREAS, the Board has determined that it is in the best interest of the Corporation to amend the Equity Plan as set forth in this Amendment No. 1 (this “Amendment”).

NOW, THEREFORE, the Equity Plan is amended as follows:

1.Section 3(a) of the Equity Plan is hereby deleted in its entirety and replaced with the following:

“(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,100,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Corporation’s 2013 Stock Option and Incentive Plan (the “Prior Plan”) that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (and shall again be available for issuance under the Plan) with respect to any portion of an Award (or, after the Effective Date, an award under the Prior Plan) that is settled in cash (other than in the case of Options or Stock Appreciation Rights, in which case shares of Stock having a Fair Market Value equal to the cash delivered shall be deemed issued pursuant to the Plan). Upon the exercise of a Stock Appreciation Right (or, after the Effective Date, exercise of a Stock Appreciation Right that was granted under the Prior Plan), the gross number of shares for which the Stock Appreciation Right is exercised shall be deemed issued and shall not again be available for issuance under the Plan. Any Shares that are withheld by the Company or tendered by a grantee (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of an Option granted under the Plan or the Prior Plan or (ii) to satisfy tax withholding obligations associated with an Option or Stock Appreciation Right granted under the Plan or the Prior Plan, shall not become available again for grant under the Plan. Any Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of an Option granted under the Plan or the Prior Plan shall not become available for grant under the Plan. In the event that after the Effective Date, withholding tax liabilities arising in connection with an Award (other than an Option or Stock Appreciation Right) under this Plan or the Prior Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Corporation, then in each such case (other than in the case of such shares tendered or withheld in connection with the exercise of Options or Stock Appreciation Rights) the shares of Stock so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 1,100,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Corporation. After the Effective Date of the Plan, no further awards shall be granted under the Corporation’s 2013 Stock Option and Incentive Plan.”

1.Effective Date of Amendment. This Amendment shall become effective upon the date that it is approved by the Corporation’s shareholders in accordance with applicable laws and regulations.

2.Other Provisions. Except as set forth above, all other provisions of the Equity Plan shall remain unchanged.

3.Governing Law. This Amendment shall be governed by and construed in accordance with the laws and judicial decisions of the State of Rhode Island.